Exhibit 99.2

Keynote Systems Inc

Index to Unaudited Pro Forma Financial Statements

Page
Unaudited Pro Forma Condensed Combined Financial Information:

Pro Forma Condensed Consolidated Balance Sheets as of March 31, 2006	4

Pro Forma Condensed Combined Statements of Operations for Keynote Systems Inc for the twelve months ended September 30, 2005 and for SIGOS Systemintegration GmbH for the twelve months ended December 31, 2005	5

Pro Forma Condensed Combined Statements of Operations for Keynote Systems Inc and for SIGOS Systemintegration GmbH for the six months ended March 31, 2006	6

Notes to Unaudited Pro Forma Condensed Combined Financial Information	7

Keynote Systems Inc

Unaudited Pro Forma Condensed Combined Financial Information

On March 30, 2006, Keynote Systems Inc., a Delaware corporation (“Keynote”), with its wholly owned subsidiary, Keynote Germany Holding GmbH (“Keynote Germany”) entered into an Agreement for the Sale and Purchase and Transfer of all Shares dated as of March 30, 2006 (“Sale and Purchase”) with SIGOS Systemintegration GmbH, a German limited liability corporation (“SIGOS”). The closing date was April 3, 2006 when the initial purchase price of €25 million, or approximately $30.1 million, was payable in cash at the closing. Of this initial payment, €5 million is being held in an escrow account, of which €4 million and €1 million shall be released on April 2, 2007, and as late as April 2, 2018, respectively. The €4 million holdback shall be released after reducing the amount by any entitled claims for damages resolved prior to April 2, 2007. The €1 million was withheld as security for potential claims relating to certain technology and patents. The €1 million holdback may be released earlier than April 2, 2018 with the delivery of a non-infringement opinion. In addition, an additional payment of up to €8 million in cash may be made upon achievement of certain revenue and expense targets through December 31, 2006.

The following unaudited pro forma condensed combined financial information for Keynote gives effect to the acquisition of SIGOS. The unaudited pro forma condensed combined financial information was prepared from (1) Keynote’s audited historical consolidated financial statements included in Keynote’s Form 10-K for the year ended September 30, 2005, (2) Keynote’s unaudited historical condensed consolidated financial statements included in Keynote’s Form 10-Q for the period ended March 31, 2006, (3) SIGOS’s historical financial statements as of and for the year ended December 31, 2005, included elsewhere in this Form 8-K/A, and (4) SIGOS’s unaudited historical financial statements as of and for the six months ended March 31, 2006 not included in this report.

The unaudited pro forma condensed combined balance sheet as of March 31, 2006 is presented to give effect to Keynote’s acquisition of SIGOS as if the transaction had been consummated on that date. The unaudited pro forma condensed combined balance sheet at March 31, 2006 has been prepared by combining the historical unaudited consolidated balance sheet data of Keynote and SIGOS on a U.S. GAAP basis as of March 31, 2006 to give effect to Keynote’s acquisition of SIGOS.

Keynote Systems Inc

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined statements of operations combine the historical unaudited consolidated statement of operations for Keynote for the twelve months ended September 30, 2005 and for SIGOS for the twelve months ended December 31, 2005 on a U.S. GAAP basis, being SIGOS’s most recent fiscal year end that ended within 93 days of Keynote’s most recent fiscal year ended September 30, 2005. The unaudited pro forma condensed combined statement of operations also combines the historical consolidated statement of operations for Keynote for the six months ended March 31, 2006 and for SIGOS for the six months ended March 31, 2006 on a U.S. GAAP basis. The statement of operations for SIGOS for the six months ended March 31, 2006 was derived by adding the results of operation for the three months ended December 31, 2005 to the results of operation for the three months ended March 31, 2006. The results of operations for the three months ended December 31, 2005 for SIGOS are also included in the statement of operations for the year ended December 31, 2005. Summarizing operating information for this duplicated quarter is as follows (in thousands):

Revenue	$3,247
Expenses	(2,543)

Net income	$704

The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and its related interpretations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Notes 1 and 2 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed of SIGOS in connection with the acquisition based on management’s preliminary estimates of the representative fair values with the excess consideration over the net assets acquired allocated to goodwill. The allocation of the estimated purchase price is preliminary pending finalization of these estimates and analyses. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily of future operating results or financial position of the combined companies.

Keynote Systems Inc

Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheets as of March 31, 2006

	Historical		Pro Forma
(In thousands)	KEYNOTE	SIGOS	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$70,042	$1,820	$—		$71,862
Short-term investments	67,247	495	(30,078	)(1)	37,664

Total cash, cash equivalents, and short-term investments	137,289	2,315	(30,078)		109,526

Accounts receivable, net	6,283	2,010	—		8,293
Prepaid and other current assets	2,567	148	—		2,715
Deferred taxes	367	671	—		1,038

Total current assets	146,506	5,144	(30,078)		121,572

Property and equipment, net	34,237	865	(427	)(2)	34,675
Inventory	—	1,184	—		1,184
Deferred taxes	6,142	665	—		6,807
Goodwill	23,565	—	21,087	(4)	44,652
Identifiable intangible assets, net	3,426	—	7,940	(3)	10,546
			(820	)(7)

Total assets	$213,876	$7,858	$(2,298)		$219,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,566	$803	$872	(1)	$3,241
Accrued expenses	7,696	1,142	—		8,838
Deferred revenue	7,133	6,089	(2,582	)(6)	10,640
Current portion of capital lease obligations	32	—	—		32

Total current liabilities	16,427	8,034	(1,710)		22,751

Long term liabilities - Capital lease	15	56	—		71

Total liabilities	16,442	8,090	(1,710)		22,822

Stockholders’ equity:
Common stock	19	489	(489	)(5)	19
Treasury stock	(1,582)	—	—		(1,582)
Additional paid-in capital	328,810	—	—		328,810
Accumulated deficit	(129,611)	(792)	792	(5)	(130,431)
			(820	)(7)
Accumulated other comprehensive income (loss)	(202)	71	(71	)(5)	(202)

Total stockholders’ equity	197,434	(232)	(588)		196,614

Total liabilities and stockholders’ equity	$213,876	$7,858	$(2,298)		$219,436

Keynote Systems Inc

Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statements of Operations combining Statement of Operations for Keynote Systems Inc. for the twelve months ended September 30, 2005 and for SIGOS Systemintegration GmbH for the twelve months ended December 31, 2005

	Historical		Pro Forma
	KEYNOTE	SIGOS	Adjustments		Combined
	Twelve months ended
(in thousands, except per share data)	September 30, 2005	December 31, 2005
Revenue:
Subscription services	$39,618	$13,580	$—		$53,198
Professional services	14,074	—	—		14,074

Total revenue	53,692	13,580	—		67,272

Expenses:
Costs of subscription services	5,340	3,726	—		9,066
Costs of professional services	9,171	—	—		9,171
Research and development	7,615	2,388	—		10,003
Sales and marketing	13,060	1,289	—		14,349
Operations	6,114	—	—		6,114
General and administrative	7,796	1,251	—		9,047
Excess occupancy costs	434	—	—		434
Amortization of identifiable intangible assets	2,435	—	1,786	(1)	4,221

Total operating expenses	51,965	8,654	1,786		62,405

Income from operations	1,727	4,926	(1,786)		4,867

Interest income and interest and other expenses, net	3,329	165	(752	)(2)	2,742

Net income before income taxes	5,056	5,091	(2,538)		7,609

Benefit (Provision) for income taxes	2,309	(2,030)	1,010	(3)	1,289

Net income	$7,365	$3,061	$(1,528)		$8,898

Basic net income per share	$0.37	$—	$—		$0.45

Diluted net income per share	$0.35	$—	$—		$0.43

Number of shares used in computing basic net income per share	19,677	—	—		19,677

Number of shares used in computing diluted net income per share	20,860	—	—		20,860

Keynote Systems Inc

Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statement of Operations for Keynote Systems Inc.

and SIGOS Systemintegration GmbH for the six months ended March 31, 2006

	Historical		Proforma
(in thousands, except per share data)	KEYNOTE	SIGOS	Adjustments		Combined
Revenue:
Subscription services	$19,767	$7,014	$—		$26,781
Professional services	6,688	—	—		6,688

Total revenue	26,455	7,014	—		33,469

Expenses:
Costs of subscription services	3,011	1,900	—		4,911
Costs of professional services	4,655	—	—		4,655
Research and development	4,080	1,230	—		5,310
Sales and marketing	7,389	764	—		8,153
Operations	3,494	—	—		3,494
General and administrative	3,911	674	—		4,585
Excess occupancy costs	(50)	—	—		(50)
Amortization of identifiable intangible assets	815	—	893	(1)	1,708

Total operating expenses	27,305	4,568	893		32,766

Income (loss) from operations	(850)	2,446	(893)		703

Interest income and other, net	2,388	195	(376	)(2)	2,207

Income before income taxes	1,538	2,641	(1,269)		2,910

Benefit (provision) for income taxes	(1,105)	(1,053)	505	(3)	(1,653)

Net income	$433	1,588	$(764)		$1,257

Basic net income per share	$0.02	$—	$—		$0.07

Diluted net income per share	$0.02	$—	$—		$0.06

Number of shares used in computing basic net income per share	18,812	—	—		18,812

Number of shares used in computing diluted net income per share	19,762	—	—		19,762

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

1.	Allocation of preliminary purchase price as of the acquisition date (April 3, 2006)

The unaudited condensed combined financial statements reflect the preliminary purchase price of SIGOS Systemintegration GmbH (“SIGOS”) of €25 million, or approximately $31.0 million, which consists of the following (in thousands):

Cash paid	$30,078
Direct transaction costs	872

$30,950

The preliminary purchase price for the acquisition of SIGOS, as of the acquisition date (April 3, 2006) has been allocated to assets and liabilities acquired based upon management’s preliminary estimate of their fair values. The excess of the purchase consideration over the fair value of the net assets acquired has been allocated to goodwill. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition of April 3, 2006 (in thousands):

Cash and cash equivalents	$1,820
Short-term investments	495
Accounts receivable	2,010
Prepaid expenses	148
Inventory	1,184
Property, plant, equipment and software	438
Deferred taxes	1,336
Intangible Assets:
Customer-based intangibles	2,520
Technology based intangibles	3,780
Tradenames and trademarks	750
Convenants not-to-compete	70
In-process research and development	820
Goodwill	21,087

Total assets acquired	36,458

Liabilities assumed	(5,508)

Total	$30,950

The preliminary purchase price is dependent upon the finalization of the independent valuation of the intangible assets and certain other net assets which is estimated to be completed by the end of June 2006. Any adjustments to the purchase price will change the amount of purchase price allocable to goodwill. Final purchase price accounting adjustments may therefore differ materially

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

from the pro forma adjustments presented here. Pursuant to the Sale and Purchase Agreement, an additional payment of up to €8 million in cash may be made upon achievement of certain revenue and expense targets through December 31, 2006. Any additional payment will be recorded to goodwill as additional purchase price.

2.	Adjustments to unaudited pro forma condensed combined balance sheets

The adjustments to the unaudited pro forma condensed combined financial balance sheets as of March 31, 2006 have been calculated as if the acquisition occurred on that date and are as follows:

(1)	To reflect the acquisition of SIGOS for the total purchase price of approximately $31.0 million, as described in Note 1 above.

(2)	To adjust historical value of the fixed assets of SIGOS to the estimated fair value of $438,000 at the date of acquisition.

(3)	To recognize the estimated fair value of identified intangible assets as follows:

(In thousands, except for estimated lives)	Fair Value	Estimated Lives of Intangible	Annual Amortization
In-process research and development	$820	—	$—
Convenants not-to-compete	70	3	23
Tradenames and trademarks	750	4	188
Customer Relationships	2,520	4	630
Technology	3,780	4	945

Total identifiable intangible assets	$7,940		$1,786

(4)	Recognition of goodwill which represents the excess of the purchase consideration over the fair value of the net assets acquired and identified intangible assets.

(5)	To eliminate the historical shareholders’ equity accounts of SIGOS.

(6)	To adjust historical deferred revenue of SIGOS to the estimated fair value of the related obligation.

(7)	Acquired in-process research and development expensed on acquisition. In-process research and development will be expensed in Keynote’s third quarter of the fiscal year ending September 30, 2006. In-process research and development is a non-recurring expense, and accordingly, is not included in the pro forma statements of operations.

3.	Adjustments to unaudited pro forma condensed combined statements of operations for Keynote Systems Inc for the twelve months ended September 30, 2005 and for SIGOS Systemintegration GmbH for the twelve months ended December 31, 2005

The adjustments to the unaudited pro forma condensed combined statements of operations have been calculated assuming that the acquisition occurred as of October 1, 2004 and are as follows:

(1)	To reflect amortization of identifiable intangible assets resulting from the SIGOS acquisition. The amortization of intangible assets is described in Note 2.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

(2)	To reflect the decrease in interest income arising from the reduction of short-term investments for payment of the purchase price.

(3)	To adjust the provision for income taxes to reflect the impact of the pro forma adjustments.

4.	Adjustments to unaudited pro forma condensed combined statements of operations for Keynote Systems Inc. and of SIGOS Systemintegration GmbH for the six months ended March 31, 2006

The adjustments to the unaudited pro forma condensed combined statements of operations have been calculated assuming that the acquisition occurred as of October 1, 2004 and are as follows:

(1)	To reflect amortization of identified intangible assets resulting from the SIGOS acquisition. The amortization of intangible assets is described in Note 2.

(2)	To reflect the decrease in interest income arising from the reduction of short-term investments for payment of the purchase price.

(3)	To adjust the provision for income taxes to reflect the impact of the pro forma adjustments.